UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): May 3, 2022

FIDELITY D & D BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38229	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA

18512

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (570) 342-8281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	FDBC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

FIDELITY D & D BANCORP, INC.

CURRENT REPORT ON FORM 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Richard J. Lettieri, a Class A Director, retired, effective May 3, 2022, from the Boards of Directors of Fidelity D & D Bancorp, Inc. (the “Corporation”) and The Fidelity Deposit and Discount Bank (the “Bank”), the Corporation’s wholly-owned subsidiary. Mr. Lettieri has served as a member of the Corporation’s and the Bank’s Boards of Directors since 2012.

The retirement was not the result of any disagreement with the Corporation or the Bank on any matter relating to their operations, policies or practices. A press release regarding Mr. Lettieri’s retirement is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders held on May 3, 2022, the judge of election made the report concerning the results of balloting. Holders of 4,235,261 shares of common stock, representing 74% of the total number of shares outstanding, were represented electronically or by proxy at the 2022 annual meeting of shareholders. The following proposals were submitted by the Board of Directors to a vote of security holders:

(1) Election of four Class C Directors to serve for a three-year term and until their successors are properly elected and qualified:

	Votes for	Votes withheld	Broker non-votes
Brian J. Cali	3,005,832	357,454	871,975
Richard M. Hotchkiss	2,966,083	397,203	871,975
Daniel J. Santaniello	3,180,726	182,560	871,975
Paul C. Woelkers	3,128,654	234,632	871,975

Based on the votes set forth above, the foregoing persons were duly elected to serve as directors for a term expiring at the annual meeting of shareholders in 2025 and until their respective successors have been duly elected and qualified.

In addition to the above elected Class C Directors, at the conclusion of its annual meeting, the Company’s Board of Directors consisted of: John T. Cognetti, Richard J. Lettieri, Michael J. McDonald, Esquire and HelenBeth G. Vilcek, as Class A Directors whose terms expire in 2024, and William J. Joyce, Sr., Kristin D. O’Donnell and Alan Silverman, as Class B Directors whose terms expire in 2023.

(2) To ratify the selection of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The proposal received the following votes:

Votes for	Votes against	Votes abstain	Broker non-votes
4,069,505	9,062	156,694	-

Based on the votes set forth above, the appointment of RSM US LLP as the independent registered public accounting firm to serve for the year ending December 31, 2022 was duly ratified by the shareholders.

(3) To conduct a non-binding vote on executive compensation (“Say on Pay”).

Votes for	Votes against	Votes abstain	Broker non-votes
3,106,507	50,202	206,577	871,975

Based on the votes set forth above, the non-binding vote on executive compensation was duly approved by the shareholders.

(4) To approve and adopt the Fidelity D & D Bancorp, Inc. 2022 Omnibus Stock Incentive Plan.

Votes for	Votes against	Votes abstain	Broker non-votes
2,736,059	419,536	207,691	871,975

Based on the votes set forth above, the Fidelity D & D Bancorp, Inc. 2022 Omnibus Stock Incentive Plan was duly approved by the shareholders.

Item 7.01 Regulation FD Disclosure

On May 3, 2022, executive management of Fidelity D & D Bancorp, Inc. delivered a presentation at the Company’s Annual Meeting of Shareholders. A copy of the presentation is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Presentation at the Company’s Annual Shareholder meeting on May 3, 2022.

99.2	Press release dated May 6, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The information in this Item 9.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY D & D BANCORP, INC.

Date: May 6, 2022	By: /s/ Salvatore R. DeFrancesco, Jr.
Salvatore R. DeFrancesco, Jr.
Treasurer and Chief Financial Officer